Exhibit 99.10

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION NOVUS CAPITAL CORPORATION 8556 Oakmont Lane Indianapolis, IN 46260 SPECIAL MEETING OF STOCKHOLDERS '2021 YOUR VOTE IS IMPORTANT NOVUS CAPITAL CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON '2021 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus, dated [ ], 2020, in connection with the Special Meeting to be held at 10:00 a.m. EST on [ ], 2021 via live webcast at the following address:https://www.cstproxy.com/novuscapitalcorp/sm2020, and hereby appoints Robert J. Laikin and Larry M. Paulson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Novus Capital Corporation ("Novus") registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. Novus may not consummate the Business Combination unless the Business Combination Proposal, each of the Charter Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Nasdaq Proposal are approved at the special meeting, each of which is conditioned upon all such proposals having been approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Stockholder Proposal set forth in this proxy statement/prospectus. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, "FOR" PROPOSALS 2A THROUGH 2F (THE CHARTER PROPOSALS) BELOW, "FOR" PROPOSAL 3 (THE EQUITY INCENTIVE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 4 (THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 5 (THE NASDAQ PROPOSAL) BELOW AND "FOR" PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW. THE NOVUS BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, "FOR" PROPOSAL 2A THROUGH 2F (THE CHARTER PROPOSALS) BELOW, "FOR" PROPOSAL 3 (THE EQUITY INCENTIVE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 4 (THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL) BELOW, "FOR" PROPOSAL 5 (THE NASDAQ PROPOSAL) BELOW AND "FOR" PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW. 1. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE. PROXY To consider and vote upon a proposal to approve the business combination described in Novus's proxy statement, including (a) the Agreement and Plan of Merger, dated as of September 28, 2020 (the "Merger Agreement"), by and among Novus, AppHarvest, Inc., FOR AGAINST ABSTAIN a Delaware public benefit corporation ("AppHarvest"), and ORGA, Inc., a Delaware corporation ("Merger Sub"), and the transactions contemplated thereby, pursuant to which Novus will issue shares of common stock of Novus ("Novus Common Stock") to holders of common stock of AppHarvest ("AppHarvest Common Stock") and AppHarvest will merge with and into Merger Sub, with AppHarvest surviving the merger and becoming a wholly-owned direct subsidiary of Novus.

2. To approve the following amendments to Novus's current amended and restated certificate of incorporation:

2a.	To change the name of Novus Capital Corporation to "AppHarvest, Inc."	FOR ☐	AGAINST ☐	ABSTAIN ☐
2b.	To designate Novus as a public benefit corporation and identify its public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of the company's employees and the community at large.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2c.	To increase the number of authorized shares of Novus Common Stock to 750,000,000 and the number of authorized shares of Novus's "blank check" preferred stock to 10,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2d.	To eliminate Novus's classified board and require that all directors be elected at each annual meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2e.	To require that stockholders only act at annual and special meeting of the corporation and not by written consent.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2f.	To eliminate the current limitations in place on the corporate opportunity doctrine.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2g.	To increase the required vote thresholds for approving amendments to the (i) certificate of incorporation and (ii) bylaws to 66-2/3%.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2h.	To remove from Novus's organizational documents the various provisions applicable only to special purpose acquisition corporations contained in Novus's amended and restated certificate of incorporation (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To adopt the AppHarvest, Inc. 2020 Equity Incentive Plan ("the 2020 Plan'') to be effective after the Closing to assist Novus, immediately upon consummation of the Business Combination ("the Combined Company''), in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Combined Company's success	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To adopt the Employee Stock Purchase Plan (the "ESPP") to give an opportunity to purchase shares of Combined Company Common Stock following the Closing, to assist the Combined Company in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the Combined Company's success.	FOR ☐	AGAINST ☐	ABSTAIN ☐

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